                                                                 Exhibit 7(c)(c)


                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                DATED MAY 29,1998
                                     BETWEEN
                      NORTH COAST ENERGY, INC. ("BORROWER")
                                       AND
                    ING (U.S.) CAPITAL CORPORATION, AS AGENT
                 AND CERTAIN FINANCIAL INSTITUTIONS, AS LENDERS

                                  Document List

The following documents are required under the terms of the First Amendment to Credit Agreement dated May 29, 1998 (the "First Amendment"), which amends that certain Credit Agreement dated as of February 9, 1998 (as so amended, the 'Credit Agreement") between Borrower, ING (U.S.) Capital Corporation, as Agent ("Agent") and certain financial institutions as lenders ("Lenders") in order to satisfy certain conditions precedent to the Credit Agreement and to the obligation of Lenders to advance funds to Borrower. Terms defined in the Credit Agreement and used but not defined herein have the meanings given them in the Credit Agreement.
                         SECTION 1. PRINCIPAL DOCUMENTS

1.   First Amendment to Credit Agreement.

2. Promissory Note payable by Borrower to ING (U.S.) Capital Corporation, as a Lender, in the stated principal amount of $25,000,000 of even date with the First Amendment.

3. Open End Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower to Agent to be recorded in Ohio (the "Kelt Mortgage").

4.   Financing Statements executed by Borrower in connection with the Kelt
     Mortgage.

5.   Borrowing Notice.

6.   Wiring Instructions Letter.

                  SECTION II. CORPORATE RECORDS AND PROCEEDINGS

7. Omnibus Certificate of the President and Secretary of Borrower dated as of May 29, 1998.

8. Certificate of Borrower's due incorporation, valid existence, and good standing in the States of Delaware and Ohio.

9. Compliance Certificate of the President and the Chief Financial Officer of Borrower.

                              SECTION III. OPINIONS

10.  Opinion of Thomas Hill Esq., General Counsel for the Restricted Persons.

                       FIRST AMENDMENT TO CREDIT AGREEMENT

       THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") made as of May 29, 1998 by and between North Coast Energy, Inc. a Delaware corporation ("Borrower"), and ING (U.S.) Capital Corporation, as Agent and as a Lender (herein called "Agent'), and the other Lenders from time to time parties to the Credit Agreement,

                                   WITNESSETH:

       WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of February 9, 1998 (as from time to time further supplemented, amended, or restated, the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which Lenders became obligated to make loans to Borrower as therein provided; and

       WHEREAS, Borrower, Agent, and Lenders desire to amend the Original Agreement as provided herein;

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References
                           --------------------------

       Section 1. I Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

       Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                "AMENDMENT" means this First Amendment to Credit Agreement.

                "AMENDMENT DOCUMENTS" means this Amendment and the Renewal Note.

                "CREDIT AGREEMENT" means the Original Agreement as amended hereby.

                "ORIGINAL NOTE" means the "Note" referred to and defined as such in the Original Agreement.

                "RENEWAL NOTE" has the meaning given to such term in Section 3.1 of this Amendment.

                "SECURITY DOCUMENTS" has the meaning given to such term in
       Section 3.1 of this Amendment.

                                   ARTICLE II.

                        Amendments to Original Agreement
                        --------------------------------

       Section 2.1. DEFINED TERMS. The following definitions in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

                "BASE RATE MARGIN" means three-quarters of one percent (.75%) per annum."

                "EURODOLLAR MARGIN" means, on each day, two and one-half percent (2.50%) per annum."

                "MAXIMUM LOAN AMOUNT" means the amount of $25,000,000."

The following definitions are hereby added to Section 1. 1 of the Original
Agreement:

"ADJUSTED CASH FLOW" means, in respect of any period, the remainder of (a) all revenue of Borrower and its Subsidiaries received during such period on a cash basis plus any decrease in Working Capital or minus any increase in Working Capital from the last day of the preceding period, minus (b) each of the following: (i) actual lease operating expenses (incurred in the manner of a reasonable prudent operator consistent with Borrower's past practices), actual transportation and processing expenses, and actual ad valorem, severance, franchise and income taxes paid by Borrower and its Subsidiaries during such period on a cash basis, (ii) capital expenditures necessary for the maintenance of existing production under currently employed methods paid by Borrower and its Subsidiaries during such period on a cash basis, (iii) interest paid by Borrower and its Subsidiaries during such period on a cash basis and (iv) general and administrative expenses (not to exceed $210,000 per month) paid by Borrower and its Subsidiaries during such period on a cash basis. As used herein, "Working Capital" means in respect of any period, accounts receivable minus accounts payable as of the last day of such period.

       "KELT" means Kelt Ohio, Inc., a Delaware corporation.

       "KELT DOCUMENTS" means (i) that certain Purchase and Sale Agreement by and between Borrower and Kelt dated as of April 8, 1998, (the "P/S Agreement") and (ii) that certain Deed, Assignment, and Bill of Sale by and between Borrower and Kelt executed pursuant to the P/S Agreement.

       Section 2.2. USE OF PROCEEDS. The first sentence of Section 2.4 of the Original Agreement is hereby amended in its entirety to read as follows:

                "Borrower shall use all Loans to refinance existing indebtedness, to finance capital expenditures, to refinance Matured LC Obligations, to provide working capital for its operations, to consummate the transaction under the Kelt Documents, and for other purposes as Majority Lenders in their sole discretion may from time to time determine."

       Section 2.3. PREPAYMENTS. Section 2.7 of the Original Agreement is hereby amended to read in its entirety as follows:

       "Section 2.7.  Mandatory and Scheduled Prepayments.
                      ------------------------------------

               "(a) If at any time the Facility Usage is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within forty-five Business Days after Agent gives notice of such fact to Borrower, prepay the principal amount of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC issuer LC Collateral as required under Section 2.16(a)). Any principal or interest prepaid pursuant to this Section 2.7(a) shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Note or the other Loan Documents at the time of such prepayment.

               "(b) At the termination of the Commitment Period, the principal amount of the Note shall be due and payable in 20 quarterly installments, each of which shall be equal to one-twentieth (1/20th) of the aggregate unpaid principal balance of the Note at the end of the Commitment Period and shall be due and payable on the last day of each Fiscal Quarter, beginning September 30, 1999, and continuing regularly thereafter until June 30, 2004, at which time the unpaid principal balance of this Note and all accrued interest shall be due and payable.

               "(c) If Borrower shall not have received by September 4, 1998 cash proceeds from the issuance of common stock to Nuon International, b.v., an entity organized under the laws of the Kingdom of the Netherlands, of at least $5,000,000, the Commitment shall immediately terminate and, in place of the amortization schedule in the preceding Section 2.7(b), the principal amount of the Note shall due and payable follows:

                    "(i) on the last Business Day of each calendar month Borrower shall make a payment of principal on the Note equal to one hundred percent (100%) of Adjusted Cash Flow for the immediately preceding calendar month, such payments to begin on September 30, 1998 and to continue to and including the earlier of (A) the month in which the outstanding principal balance on the Note is equal to or less than $20,000,000 or (B) the last Business Day of June, 1999; and

                    "(ii) if the principal amount of the Note exceeds $20,000,000 on the last Business Day of June, 1999, Borrower shall make a payment of principal on the Note equal to the amount of such excess; and

                    "(iii) the balance of the Note shall be due and payable in twenty (20) quarterly installments on the last Business Day of each third calendar month thereafter (i.e., if the last payment under paragraph (i) or (ii) is June, 1999, the payments under this paragraph (iii) will be due on September 30, 1999 and on the last Business Day of each December, March, June and September thereafter), each such installment to be in the principal amount of $ 1,000,000, until the unpaid principal balance of the Note and all interest accrued thereon shall be paid in full. The balance of all accrued interest and principal, if not sooner paid, shall be due and payable on June 30, 2004.

Each payment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid."

         Section 2.4. KELT TRANSACTION: The following Section 5.18 is hereby added to the Original Agreement:

                    "Section 5.18 KELT TRANSACTION. Upon the payment by Borrower of the purchase price for the properties to be conveyed to Borrower under the Kelt Documents, Kelt shall have complied with each of the covenants and conditions contained in the Kelt Document, and each of the Kelt Documents will be a legal and binding instrument and agreement of Kelt, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally."

         Section 2.5. BORROWING BASE. Pursuant to Section 2.9 of the Credit Agreement, Agent hereby notifies Borrower that the new Borrowing Base available under the Credit Agreement from the date hereof until the next Determination Date shall be 25,000,000.

                                  ARTICLE III.

         Section 3.1. CONDITION OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written when and only when each of the following conditions shall have been satisfied:

         (a) Agent shall have received, at Agent's office, each of the following in form, substance and date satisfactory to Agent: (i) a counterpart of this Amendment executed and delivered by Borrower, (ii) a favorable report of Pilko & Associates, Inc. regarding their environmental assessment of the material properties of Kelt acquired by Borrower pursuant to the Kelt Documents in scope and results acceptable to Agent, (iii) favorable title opinions regarding properties of Kelt acquired by Borrower pursuant to the Kelt Documents in scope and results acceptable to Agent, (iv) certain documents of the type contemplated by Section 6.15 of the Credit Agreement executed by Borrower granting to Agent on behalf of Lenders a first priority lien and security interest in all of the assets of Borrower acquired from Kelt pursuant to the Kelt Documents (the "Security Documents"), and (v) a promissory note with appropriate insertions in the form attached hereto as Exhibit A (such note being herein called the "Renewal Note") duly executed on behalf of Borrower, dated the date hereof, and expressly renewing the Original Note,

         (b) Borrower shall have paid to Agent an arrangement fee in the amount of $225,000 in immediately available funds,

         (c) Agent shall have received a written opinion of counsel for Borrower, dated as of the date of this Amendment, addressed to Agent, to the effect that this Amendment, the Renewal Note, the Security Documents and the Kelt Documents have been duly authorized, executed and delivered by Borrower and that the Credit Agreement, the Renewal Note, the Security Documents and the Kelt Documents constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity) and such other matters of Agent may require,

         (d) The transactions under the Kelt Documents have been contemporaneously consummated, Kelt shall have complied with each of the covenants and conditions contained in the Kelt Documents,

         (e) Agent shall have received a certificate of a duly authorized officer of Borrower dated the date of this Amendment certifying: (i) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and (ii) as to such other corporate matters as Agent shall deem necessary, and

         (f) Agent shall have additionally received such other documents as Agent may reasonably request.

                                   ARTICLE IV.

                         Representations and Warranties
                         ------------------------------

         Section 4. 1. Representations and Warranties of Borrower. In order to induce Agent to enter into this Amendment, Borrower represents and warrants to Agent that:

                  (a) The representations and warranties contained in Article V of the of the Original Agreement (as amended hereby) are true and correct at and as of the time of the effectiveness hereof.

                  (b) Borrower is duly authorized to execute and deliver this Amendment, the Renewal Note, the Security Documents and the Kelt Documents and is and will continue to be duly authorized to borrow and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment, Renewal Note, the Security Documents and the Kelt Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

                  (c) The execution and delivery by Borrower of this Amendment, Renewal Note, the Security Documents and the Kelt Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment, the Renewal Note, the Security Documents and the Kelt Documents or to consummate the transactions contemplated hereby and thereby.

                  (d) When duly executed and delivered, each of this Amendment, the Credit Agreement, the Renewal Note, the Security Documents and the Kelt Documents will be a legal and binding instrument and agreement of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency and similar laws applying to creditors' rights generally and by principles of equity applying to creditors' rights generally.

                  (e) The audited annual financial statements of Borrower dated as of March 31, 1997, and the unaudited quarterly financial statements of Borrower dated December 3 1, 1997 fairly present the financial position at such dates and the statement of operations and the changes in financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to Agent. Since December 31, 1997, no material adverse change has occurred in the financial condition or businesses of Borrower.

                                   ARTICLE V.

                                  Miscellaneous
                                  -------------

         Section 5. 1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. Any reference to the Note in any other Loan Document shall be deemed to be a reference to the Renewal Note issued and delivered pursuant to this Amendment. The execution, delivery and effectiveness of this Amendment and the Renewal Note shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Agent under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

         Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loan and the issuance and delivery of the Renewal Note, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Agent shall be deemed to constitute representations and warranties by, or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

         Section 5.3. LOAN DOCUMENTS. This Amendment and the Renewal Note are each a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.4 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. COUNTERPARTS. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                               NORTH COAST ENERGY, INC.

                                               By: /s/ Garry Regan
                                               -------------------
                                               Name:  Garry Regan
                                               Title:  President
                                                       ----------

                                               ING (U.S.) CAPITAL CORPORATION



                                               By:
                                                  -------------------------
                                               Name:
                                               Title:


IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                                               NORTH COAST ENERGY, INC.


                                               By:
                                                  -------------------------
                                               Name:
                                               Title:



                                               ING (U.S.) CAPITAL CORPORATION

                                               By: /s/ Frank P. Ferrara
                                                   --------------------
                                               Name: Frank P. Ferrara
                                               Title:  Senior Associate

                                                                       EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------

$25,000,000                     New York, New York                  May___, 1998

         FOR VALUE RECEIVED, the undersigned, North Coast Energy, Inc., a Delaware (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) Capital Corporation, (herein called "Lender"), the principal sum of Twenty Five Million and No/100 Dollars ($25,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Credit Agreement dated as of February 9, 1998, among Borrower, Lender, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

         "Base Rate Payment Date" means (i) the last day of each Fiscal Quarter, beginning June 30, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

         "Eurodollar Rate Payment Date" means, with respect to any Eurodollar
Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

         The principal amount of this Note shall be due and payable in twenty-two (22) quarterly installments, each of which shall be equal to one-twenty-second (1/22) of the aggregate unpaid principal balance of this Note at the end of the Commitment Period, and shall be due and payable on the last day of each Fiscal Quarter, beginning September 30, 1999, and continuing regularly on the thereafter until December 31, 2004, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

         Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; unless the Default Rate shall apply as provided below. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day; unless the Default Rate shall apply as provided below. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, notwithstanding the foregoing provisions of this paragraph, on or after ten days following the occurrence of an Event of Default, and during the continuance thereof, each Loan shall bear interest at the Default Rate. All interest at the Default Rate shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate, and Late Payment Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

        This Note is executed in renewal, modification, and extension of, but not in extinguishment or novation of, that certain Promissory Note of Borrower dated February 9, 1998, in the stated principal amount of $20,000,000, payable to the order of Lender.

        THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                                          NORTH COAST ENERGY, INC.


                                          By:
                                             -----------------------------
                                          Name:
                                          Title:

                              CONSENT AND AGREEMENT
                              ---------------------

         North Coast Operating Company (the "Company") and each of the partnerships party hereto (the "Partnerships") hereby consent to the provisions of this Amendment and the transactions contemplated herein (including without limitation the execution and delivery of the Renewal Note and the other Amendment Documents), and hereby ratify and confirm the Open End Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement in favor of Agent dated as of February 9, 1998 recorded in various counties in the State of Ohio and the Open End Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated as of February 9, 1998 recorded in various counties in the State of Pennsylvania made by the Company and the Partnerships for the benefit of Agent, and agrees that the Company's and the Partnerships' obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

Date:      May 29,1998

           NORTH COAST OPERATING COMPANY

           By:  /s/  Garry Regan
           ---------------------
           Name:  Garry Regan
           Title:  President


Capital Drilling Fund
1986-1 Limited Partnership

North Coast Energy/Capital 1987-1
Appalachian Private Drilling
Program L.P.

North Coast Energy/Capital 1987-2
Appalachian Private Drilling
Program L.P.

North Coast Energy/Capital 1988-1
Appalachian Private Drilling
Program L.P.

North Coast Energy/Capital 1988-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1989 Appalachian
Public Drilling Program L.P.

North Coast Energy 1990-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1990-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1990-3
Appalachian Private Drilling
Program L.P.

North Coast Energy 1991-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1991-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1991-3
Appalachian Private Drilling
Program L.P.

North Coast Energy 1992-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1992-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1992-3
Appalachian Private Drilling
Program L.P.

North Coast Energy 1993-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1993-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1993-3
Appalachian Private Drilling
Program L.P.

North Coast Energy 1994-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1994-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1994-3
Appalachian Private Drilling
Program L.P.

North Coast Energy 1995-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1995-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1996-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1996-2
Appalachian Private Drilling
Program L.P.

North Coast Energy 1997-1
Appalachian Private Drilling
Program L.P.

North Coast Energy 1997-2
Appalachian Private Drilling
Program L.P.


By:      NORTH COAST OPERATING COMPANY, general partner


         By:  /s/  Garry Regan
              ----------------
         Name:  Garry Regan
         Title:  President